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                                                                    EXHIBIT 4.35

                                                                          Page 1

VOLVO FINANCE


MASTER FINANCE LEASE


Contract No.

THIS AGREEMENT is made on 1 November 2000.

BETWEEN:       VOLVO TRUCK FINANCE AUSTRALIA PTY LIMITED
               ABN 83 071 774 233 ("Volvo Finance"), 350 Eastern Valley Way, Chatswood, NSW, 2067
               Telephone: (02) 9903 9200
               Facsimile: (02) 417 7177

AND:

Name of Lessee: Dome Resources N.L. ACN 086 277 616
Address: Level 4, South Shore Centre, 83 South Perth Esplanade, South Perth WA 6151
Telephone: 08 9474 3433
Facsimile: 08 9474 3953


AGREEMENT


                          STANDARD TERMS AND CONDITIONS

1.   INTERPRETATION

1.1 The following words have these meanings in this Agreement unless the contrary intention appears:

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          "AUTHORISED REPRESENTATIVE" MEANS:

          (a)  in relation to Volvo Finance:

               (i) an employee of Volvo Finance whose title contains the word "manager" or a cognate term;

               (ii)    a person performing the functions of any of them; and

               (iii)   a lawyer for Volvo Finance; and

          (b)  in relation to any other party to this Agreement or a Lease
               Agreement:

               (i) if that party is a corporation, a director or secretary of that party, a specimen of whose signature has been completed on the execution pages of this Agreement; and

               (ii) a person appointed by that party with the right to act as the agent of that party for the purpose of this Agreement or that Lease Agreement whose appointment and rights are notified in writing by the appointor to Volvo Finance and a specimen of whose signature is held by Volvo Finance.

          "BUSINESS DAY" means a day which is not a Saturday, Sunday or public or bank holiday in Sydney and Perth.

          "CASUALTY OCCURRENCE" MEANS:

          (a) The permanent loss of the normal use of the Equipment due to damage or theft; or

          (b) its compulsory acquisition which results in the loss of possession of it by the Lessee; or

          (c) anything which in the insurer's reasonable opinion renders its repair impractical or uneconomic.

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          "COMMENCEMENT DATE" means the date on which the Lessee executes the
          Offer.

          "CONTROL" of a corporation includes the power (whether it is legally enforceable or not) to control, whether directly or indirectly, the composition of the board of directors of that corporation, the voting rights of the majority of the voting shares of the corporation or the management of the affairs of the corporation.

          "DISCOUNT RATE" means, at any time for the Equipment, the interest rate which causes the present value of:

          (a) each Lease Installment which has not fallen due for payment at that time; and

          (b)  the Residual Value,

          to equal that part of the purchase price paid or payable for the Equipment by Volvo Finance which Volvo Finance determines has not been recouped by it at that time from Lease Installments.

          "ENCUMBRANCE" in relation to any property means:

          (a)  any interest in or right over the property; and

          (b) anything which prevents, restricts or delays the registration of any interest in or dealing with the property,

          and includes a Security Interest.

          "EQUIPMENT" means the item of equipment described in item 3 of the Schedule.

          "EVENT OF DEFAULT" means any event described in clause 12.1.

          "FIRST LEASE INSTALLMENT" means the amount specified in item 5(1) of the Schedule.

          "HOLDING COMPANY" has the same meaning as in section 9 of the Corporations Law.

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          "LEASE AGREEMENT" in relation to the lease of an item of Equipment means the agreement for the lease of that item on the terms and conditions contained in this Agreement and the Offer to lease that item.

          "LEASE INSTALLMENTS" means the installments specified in item 5 of the Schedule.

          "LESSEE" means the person named in item 1 of the Schedule.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect upon either:

          (a) the ability of the Lessee to comply with its obligations under this Agreement or a Lease Agreement; or

          (b) the effectiveness, priority or enforceability of this Agreement or a Lease Agreement.

          "OFFER" means the Lessee's offer to Volvo Finance to lease an item of Equipment on the terms and conditions contained in its document entitled "Offer-Master Finance Lease" (in the form of schedule 1) and this Agreement.

          "POTENTIAL EVENT OF DEFAULT" means any thing which, with the giving of notice, lapse of time or determination of materiality, will constitute an Event of Default.

          "RELEVANT JURISDICTION" means the state or territory named in item 2 of the Schedule.

          "RESIDUAL VALUE" for an item of Equipment means the amount specified as the residual value for that item in item 3 of the Schedule.

          "SALES TAX ASSESSMENTS ACTS" means any statute, ordinance, code or other law in force for the time being relating to the imposition, assessment or collection of tax on the Equipment.

          "SCHEDULE" means the schedule to the Offer.

          "SECURITY INTEREST" means any interest in or right over property, including, without limitation:

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          (a)  any retention of title to any property; and

          (b) any right to set off or withhold payment of any deposit or other moneys,

          which secures the payment of a debt or other monetary obligation or the compliance with any other obligation.

          "SUBSIDIARY" means in respect of a corporation any corporation taken to be a subsidiary of the first mentioned corporation by section 46 of the Corporations Law.

          "TAX" means a tax, rate, levy, impost and duty (other than a tax on the net overall income of Volvo Finance) and any interest, penalty, fine or expense relating to any of them.

          "TERM" means the period commencing on the Commencement Date and terminating on the Termination Date.

          "TERMINATION DATE" means the first to occur of the date on which the last Lease Installment is payable under a Lease Agreement, such other date as is agreed between Volvo Finance and the Lessee for that Lease Agreement and the date when the Lease Agreement is terminated.

          "TERMINATION VALUE" means, at any time for the Equipment, the sum of:

          (a)  the Residual Value for that Equipment; and

          (b) the amount calculated for the Equipment by Volvo Finance which, at that time, equals the sum of that part of each Lease Installment which Volvo Finance determines relates to the Equipment and which has not fallen due for payment at that time, discounted to a present value at that time by applying the Discount Rate for the Equipment.

          "TOTAL LEASE INSTALLMENTS" means the total of the Lease installments specified in item 5 of the Schedule,

          "VARIATION" has the meaning given to it in clause 16.5(b).

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          "VOLVO FINANCE" means Volvo Truck Finance Australia Pty Limited (ACN
          071 774 233).

1.2       CONSTRUCTION

          Unless expressed to the contrary:

          (a)  words importing:

               (i)     the singular include the plural and vice versa; and

               (ii)    any gender includes the other genders;

          (b) if a word or phrase is defined cognate words and phrases have corresponding definitions;

          (c)  a reference to:

               (i) a person includes a firm, unincorporated association, corporation and a government or statutory body or authority;

               (ii) a person includes its legal personal representatives, successors, assigns, substitutes, including, without limitation, persons substituted by novation and any other party to whom it provides security;

               (iii) a statute, ordinance, code or other law includes regulations and other statutory instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

               (iv)    a right includes a benefit, remedy, discretion and power;

               (v) an obligation includes any warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation;

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               (vi)    this or any other agreement includes this Agreement or a
                       Lease Agreement as varied or replaced and notwithstanding any change in the identity of the parties;

               (vii) provisions or terms of this Agreement or a Lease Agreement or another document, agreement, understanding or arrangement includes a reference to both express and implied provisions and terms;

               (viii)  time is to local time in Sydney;

               (ix) "$" or "dollars" is a reference to the lawful currency of Australia;

               (x) writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes facsimile transmissions;

               (xi) any thing (including, without limitation, any amount) is a reference to the whole or any part of it and a reference to a group of things or persons is a reference to any one or more of them;

               (xii) the "Equipment" includes any accessories, tyres, replacement parts, tools, items, things or other accessories which now or after the date of a Lease Agreement are supplied with or attached to the Equipment or any substitute Equipment; and

               (xiii)  a month means a calendar month;

          (d) a reference to this Agreement or a Lease Agreement includes all schedules, annexures and appendices referred to in it;

          (e) a reference in this Agreement or a Lease Agreement to Volvo Finance's consent or approval means Volvo Finance's prior consent or approval signed by its Authorised Representative.

1.3       HEADINGS

          Headings do not affect the interpretation of this Agreement or a Lease Agreement.

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2.   FINANCE LEASE

2.1 To lease an item of Equipment under this Agreement the Lessee must deliver to Volvo Finance an Offer signed by the Lessee. An Offer when delivered is an irrevocable offer to lease the Equipment on the terms and conditions of the Offer and this Agreement. Volvo Finance may accept or decline an Offer at its absolute discretion and may make any acceptance dependent on the Lessee satisfying stated conditions. Volvo Finance accepts an Offer if it signs the Offer. That acceptance is effective without a notice to the Lessee.

          By its acceptance of the Offer, Volvo Finance agrees to lease the Equipment to the Lessee and the Lessee agrees to take the Equipment on lease from Volvo Finance in accordance with its Lease Agreement.

2.2 Neither this Agreement nor a Lease Agreement binds Volvo Finance until it has been executed by Volvo Finance. This clause is not affected or prejudiced by reason of any prepayment of money by the Lessee or the delivery by Volvo Finance of the Equipment to the Lessee. If Volvo Finance delivers the Equipment to the Lessee before it has executed its Lease Agreement the Lessee must, from the Commencement Date, except as to the payment of Lease installments, perform and observe its obligations under that Lease Agreement.

2.3 Volvo Finance may at any time assign or otherwise dispose of or deal with its rights under this Agreement or a Lease Agreement but, if it does any of those things, it must do so subject to the Lessee's rights under this Agreement or that Lease Agreement. The Lessee may not, without the consent of Volvo Finance, create or allow to exist a Security Interest over or an interest in this Agreement or a Lease Agreement or assign or otherwise dispose of or deal with its rights under this Agreement or a Lease Agreement.

2.4 The Lessee acknowledges that Volvo Finance may enter into this Agreement or a Lease Agreement as a principal or an agent.

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3.   LEASE INSTALLMENTS

3.1 If Volvo Finance delivers the Equipment to the Lessee before Volvo Finance has executed its Lease Agreement, the Lessee agrees to pay Volvo Finance a daily rent equal to one thirtieth of the First Lease Installment commencing on the date of that delivery and concluding on the day immediately prior to the day on which Volvo Finance executes that Lease Agreement. Volvo Finance will, if it executes the Lease Agreement, apply the interim rent in reduction of the Total Lease installments payable under that Lease Agreement.

3.2 Subject as provided in the Lease Agreement the Lessee must pay to Volvo Finance the Lease installments at the time and in the manner specified in item 5 of the Schedule.

3.3 The Lessee's obligation to pay an amount due under a Lease Agreement is absolute and unconditional. The Lessee may not for any reason withhold, or make a deduction from, the whole or any part of any Lease Installment or other money payable under a Lease Agreement including, without limitation, because:

          (a) the Equipment is defective, damaged, does not operate or is not in the Lessee's possession; or

          (b) the Lessee claims to have a set-off, counter-claim, defence or other right against Volvo Finance or anyone else.

3.4       The Lessee must make payments to Volvo Finance under each Lease
          Agreement:

          (a)  at a place and in a manner reasonably required by Volvo Finance;

          (b) in immediately available funds by 11.00 a.m. local time in the place where payment is to be made.

3.5 If the Lessee is required by law to deduct or withhold Taxes from any payment it shall:

          (a)  make the required deductions and withholdings:

          (b) pay in accordance with the relevant law the full amount deducted or withheld;

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          (c)  deliver to Volvo Finance the receipt for each payment; and

          (d) increase the amount of the payment to Volvo Finance to an amount which will result in the receipt by Volvo Finance of the full amount which would have been payable to Volvo Finance if no deduction or withholding had been required.

3.6 The Lessee must, if required by Volvo Finance, sign an order upon the Lessee's bankers directing the payment of all money payable under a Lease Agreement from time to time by debiting the Lessee's bank account and crediting Volvo Finance's account at the bank nominated by Volvo Finance.

3.7 The Lessee agrees to pay interest to Volvo Finance on any amount payable by the Lessee under a Lease Agreement from when it becomes due for payment, during the period that it remains unpaid, on demand, or at times determined by Volvo Finance, calculated on daily balances. The rate to be applied to each daily balance is the rate being 2% above the interest rate which is implicit in that Lease Agreement (expressed as a percentage rate per annum).

3.8 Interest which is not paid when due for payment may be capitalised by Volvo Finance at intervals which Volvo Finance determines from time to time or, if no determination is made, then on the first day of each month. Interest is payable on capitalised interest at the rate and in the manner referred to in clause 3.7.

3.9 The Lessee's obligation to pay the outstanding amount on the date it becomes due for payment is not affected by clauses 3.7 and 3.8.

3.10 If a liability under a Lease Agreement becomes merged in a judgment or order, then the Lessee agrees to pay interest to Volvo Finance on the amount of that liability as an independent obligation. This interest accrues from the date the liability becomes due for payment both before and after the judgment or order until it is paid, at a rate that is the higher of the rate payable under the judgment or order and the rate referred to in clause 3.7.

4.   DELIVERY

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4.1       The Lessee must obtain delivery of the Equipment and if requested by
          Volvo Finance, give to Volvo Finance an acknowledgment of delivery of the Equipment.

4.2       Volvo Finance is not liable:

          (a) for the Lessee's failure or delay in obtaining, delivering or installing the Equipment or putting it in good working order; or

          (b)  if the wrong Equipment is delivered,

          unless the matter is caused by Volvo Finance's wilful and unreasonable refusal to pay the supplier for the Equipment or permit the Equipment to be delivered.

5.   WARRANTIES NOT TO APPLY

5.1       The Lessee agrees that:

                       (a) in deciding to enter into this Agreement and each Lease Agreement the Lessee has not relied in any way on Volvo Finance's skill or judgment;

                       (b) the Lessee has thoroughly examined the Equipment before signing its Lease Agreement and is alone responsible for satisfying itself at that examination about the Equipment including, without limitation, the condition, quality, suitability, safety and fitness of the Equipment for the Lessee's purpose, that the Equipment is, or will when delivered be, in accordance with the description contained in item 3 of the Schedule and is of a design, size, capacity, type and manufacture as selected by the Lessee and the validity of any manufacturer's, dealer's or supplier's warranties or guarantees and the entitlements to any patents;

                       (c) the Equipment is to be used wholly or mainly for the purpose of a business carried on by the Lessee or by the Lessee and another person or persons and the whole or the greater part of the amount specified as Total Lease installments is or is reasonably expected to be a loss or outgoing necessarily incurred in carrying on the business;

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                       (d)  all credit and financial information concerning the
                            Lessee supplied to Volvo Finance or to any agent, broker, dealer or any other person who introduces the Lessee to Volvo Finance is true and correct in all respects;

                       (e) neither Volvo Finance nor any of its Authorised Representatives has given or made any representation, warranty or undertaking about the condition or suitability of the Equipment, its quality, fitness for purpose or safety or about the Lessee's rights or position in respect of any law relating to taxation;

                       (f) it does not have any property or interest in the Equipment and nothing contained in this Agreement or the Lease Agreement confers on the Lessee any right or property or interest in or to the Equipment and the Lessee is only a bailee; and

                       (g) Volvo Finance is not responsible for any representation, promise or statement made in relation to these or any other matters by any person who may have initiated, negotiated, introduced or been involved in any other way with this Agreement or a Lease Agreement,

5.2 All express and implied terms, conditions and warranties which otherwise might apply to, or arise out of, this Agreement or a Lease Agreement are excluded other than:

          (a)  as provided in this Agreement or the Lease Agreement;

          (b) terms, conditions and warranties which by law cannot lawfully be excluded or modified by agreement including, without limitation,
               Part V of the Trade Practices Act 9974 (Cwlth) (other than implied by section 69 of it).

5.3 If Volvo Finance is liable for a breach of a term, condition or warranty described in clause 5.2, Volvo Finance's liabilities, to the fullest extent permitted by law, are limited to any one or more of the following as Volvo Finance determines in its absolute discretion:

          (a)  replacing or repairing the Equipment;

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          (b)  supplying an equivalent item of Equipment;

          (c)  paying the cost of replacing or repairing the Equipment; or

          (d)  paying the cost of acquiring an equivalent item of Equipment.

          Volvo Finance may not be able to rely on this clause if it is not fair and reasonable under any law which cannot lawfully be excluded or modified by agreement including, without limitation, under section 68A(2) and (3) of the Trade Practices Act 1974 (Cwlth).

6.   GENERAL UNDERTAKINGS AND MAINTENANCE

6.1       The Lessee must:

                       (a) give promptly to Volvo Finance any information and supporting evidence that Volvo Finance reasonably requests from time to time including, without limitation, information showing the financial position of the Lessee, its related corporations and any guarantor or surety and its parent entity;

                       (b) notify Volvo Finance promptly if any representation or warranty made or taken to be made by or on behalf of the Lessee in connection with this Agreement or a Lease Agreement is found to be materially incorrect or misleading when made or taken to be made;

                       (c) do everything necessary to ensure that no Event of Default occurs;

                       (d) on request from Volvo Finance promptly provide Volvo Finance with a certificate signed by the Lessee or, if the Lessee is a corporation, 2 directors or a director and a secretary or the sole director and secretary of the Lessee which states whether an Event of Default or Potential Event of Default continues unremedied;

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                       (e)  notify Volvo Finance promptly after it occurs of
                            full details of an Event of Default or a Potential Event of Default, and the steps taken to remedy it.

6.2 The Lessee must use the care of a cautious and prudent owner to prevent damage to the Equipment or its loss or destruction and must both as to materials and labour place, keep and maintain the Equipment in good working order and repair so that it will at all times during the Term be in first class condition for goods of the type that it is having regard to the condition in which it was delivered to the Lessee, fair wear and tear excepted.

6.3 The Lessee may not pledge Volvo Finance's credit or create any lien upon the Equipment in respect of any maintenance, overhaul, replacement, repair or modification of the Equipment.

6.4       The Lessee must:

          (a) use, keep and service and permit the use, keeping and servicing of the Equipment only by competent and properly trained and qualified (and where necessary licensed) personnel and only by recognised and approved methods and standards of operation and servicing and only in accordance with the manufacturer's instructions and recommendations;

          (b) arrange for inspection and servicing of the Equipment at such periods as are recommended by the manufacturer;

          (c) in connection with the maintenance and service of the Equipment, ensure that only genuine or manufacturer approved parts and accessories in accordance with the manufacturer's recommended specifications are used;

          (d) keep the Equipment in a suitable and safe place in such manner and with all facilities as specified or recommended by the manufacturer;

          (e) use and permit the use of the Equipment only in accordance with the normal usage of Equipment of the type that it is having regard to the general purpose for which it was designed and manufactured;

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          (f)  not use or permit the Equipment to be used or operated in violation of the terms of this Agreement or its Lease Agreement for any illegal purpose or in any manner or under any circumstances which would amount to a breach of any law (whether or not such breach is committed by the Lessee) or which in Volvo Finance's opinion would be likely to endanger the safety or condition of the Equipment;

          (g) if requested by Volvo Finance at any time during the Term effect and keep effected any agreement for the maintenance of the Equipment with a qualified and competent person and upon terms acceptable to Volvo Finance.

7.   REGISTRATION AND INSURANCE

7.1 The Lessee must register the Equipment and keep the Equipment registered during the Term as required by any applicable law of the jurisdiction in which the Equipment will normally be garaged or kept in the name of the Lessee as if the Lessee were Volvo Finance except where the register is a register of ownership or security interests. The Lessee may not transfer that registration to another jurisdiction without Volvo Finance's consent.

7.2       The Lessee must maintain insurance against:

          (a) loss, theft or destruction of, or damage to, the Equipment for its full replacement value; and

          (b) public liability for personal injury or property damage arising in connection with the Equipment for an amount of $20,000,000.

7.3       Each insurance policy must:

          (a)  have Volvo Finance's interest as owner of the Equipment noted;
               and

          (b) be in form and substance, and with an insurance company, acceptable to Volvo Finance.

7.4       The Lessee must give Volvo Finance:

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          (a)  a copy of any insurance policy referred to in clause 7.2 and any cover note for that insurance; and

          (b) evidence that the Lessee has paid the premium for any of those policies; and

          (c) details of any claim and payment made pursuant to an insurance policy.

          Volvo Finance may in its discretion pay any premium on the Lessee's behalf and if it does so the Lessee must repay the amount of that premium to Volvo Finance immediately on demand. Nothing contained in this clause nor any representation by Volvo Finance relieves the Lessee from its obligation to ensure that all premiums payable are paid on or before the due date.

7.5       The Lessee may not without Volvo Finance's consent:

          (a)  cancel or vary the insurance;

          (b) prejudice the insurance so that the insurer could refuse a claim or pay an amount less than the amount claimed; or

          (c) do anything in connection with a claim including, without limitation, enforcing, conducting, settling or compromising a claim (limited to $100,000 any one claim).

7.6       The proceeds of the insurances must be applied as follows:

          (a) if a claim is made for loss or damage to the Equipment not amounting to a Casualty Occurrence, in accordance with clause 11.2; and

          (b) if a claim is made for loss or damage to the Equipment amounting to a Casualty Occurrence, in payment of its Termination Value; and

          (c) if a claim is made for third party liabilities, towards discharging those liabilities.

7.7 The Lessee must notify Volvo Finance immediately upon the occurrence of any event which could or might give rise to a claim under any insurance policy effected by the Lessee.

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8.   CONTROL OF EQUIPMENT

8.1 The Lessee must allow Volvo Finance at all reasonable times to have access to the Equipment and Volvo Finance is authorised to enter upon any premises where Volvo Finance believes the Equipment is located for the purpose of inspecting or testing the Equipment, affixing to it any identifying name, number, mark or plate indicating, inter alia, that the Equipment is the property of Volvo Finance, protecting Volvo Finance's rights, or exercising Volvo Finance's rights to take possession of the Equipment.

8.2 The Lessee may not substantially or materially alter the Equipment or fit any accessories or equipment which are a departure from standard equipment nor alter, obliterate or conceal or permit or suffer to be altered, obliterated or concealed any identifying name, number, mark or plate appearing on or affixed to the Equipment nor affix any signs or other insignias on the Equipment without the consent of Volvo Finance and must remove and pay any costs of restoration required as a result of such fitting or alteration or affixing signs or other insignias.

8.3 The Lessee must comply with all requirements at law and under any agreement relating to the Equipment, its possession, use, registration and licensing and the use of the premises upon which the Equipment is situated and must make all payments necessary to protect the Equipment from distress, execution or seizure.

8.4       During the Term the Lessee must not:

          (a) conceal the Equipment or attach, affix or secure it to any land or premises unless its use so requires and then only with the consent of Volvo Finance;

          (b) affix the Equipment to other chattels (other than a chattel which will form and be used as part of the Equipment).

8.5 The Lessee must keep the Equipment garaged generally at the address specified in item 3 of the Schedule and may not remove it from that place except for the purpose of the Lessee's business within the Relevant Jurisdiction or remove it or permit it to be removed outside the Relevant Jurisdiction without Volvo Finance's consent.

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8.6       Subject to clause 8.2, all tyres, spare parts or accessories supplied with or attached to the Equipment now or after the date of its Lease Agreement are part of the Equipment. If any replacement parts, accessories, tyres, tools, items, things or other accessories constituting part of the Equipment or which may from time to time be incorporated or installed in or attached to the Equipment become worn out, lost, stolen, destroyed, confiscated, damaged beyond repair or permanently rendered unfit for use by damage or obsolescence and are replaced by replacement parts, accessories, tyres, tools, items, things or other accessories, all of those replacements:

          (a)  will be the property of Volvo Finance;

          (b) will be free and clear of all Encumbrances except the rights of the Lessee under the Lease Agreement;

          (c) must be in as good condition and have a value and utility at least equal to the items replaced;

          (d) in the case of tyres, must be new tyres and not recaps (retreads); and

          (d) in the case of parts and accessories, must be genuine Volvo parts and accessories and in accordance with the manufacturer's recommended specifications.

8.7 The Lessee must, prior to any change of its address, notify Volvo Finance of its proposed new address.

9.   COSTS AND EXPENSES

9.1       The Lessee shall pay and if paid by Volvo Finance reimburse to Volvo
          Finance:

          (a)  Volvo Finance's reasonable costs and expenses relating to:

               (i) the negotiation, preparation, execution, stamping and registration of this Agreement and each Lease Agreement or any document contemplated by it;

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                                                                         Page 19

               (ii) the monitoring of compliance with the Lessee's obligations under this Agreement and each Lease Agreement; and

               (iii) any consent, request for consent, communication, waiver of any right, or the variation (including, without limitation, a Variation), replacement or discharge of this Agreement, a Lease Agreement or any document contemplated by either of them;

          (b)  Volvo Finance's reasonable costs and expenses in relation to:

               (i) the exercise or attempted exercise or the preservation of any rights of Volvo Finance under this Agreement and each Lease Agreement; and

               (ii) the occurrence of any Event of Default or Potential Event of Default; and

          (c) any Taxes and registration or other fees (including fines and penalties relating to the Taxes and fees) which are payable in relation to this Agreement, a Lease Agreement or any document or transaction contemplated by it.

9.2 A reference to costs and expenses in this Agreement or a Lease Agreement includes, without limitation, legal costs and expenses on a full indemnity basis.

10.  INDEMNITIES

10.1 The Lessee indemnifies Volvo Finance against any liability or loss arising from, and any costs, charges and expenses incurred in connection with:

          (a) the payment, omission to make payment or delay in making payment of an amount referred to in clause 9.1;

          (b) a delay in payment of money under this Agreement or a Lease Agreement;

          (c) an Event of Default or the termination of this Agreement and each Lease Agreement under clauses 12.3 or 12.5;

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                                                                         Page 20

          (d) the exercise by Volvo Finance of a right, remedy or power under this Agreement or a Lease Agreement including, without limitation, under clauses 11.3(d) or 16.12, Volvo Finance's having to seize or store the Equipment or the sale or the valuation of the Equipment under clause 13;

          (e) any kind of property damage or the death of, or any kind of injury to, a person caused directly or indirectly by the Equipment;

          (f) any claim made against Volvo Finance in respect of the Equipment, its ownership (including, without limitation, in registering its interest as owner of the Equipment), condition, operation or its maintenance or use including, without limitation, any claim for infringement of any intellectual property right or a claim for strict liability;

          (g) Volvo Finance having to refurbish the Equipment to the condition described in clause 13.1(a) when it is not returned in accordance with that clause;

          (h) the Sales Tax Assessment Acts as a result of Volvo Finance entering into this Agreement or a Lease Agreement or as a result of anything done by Volvo Finance or the Lessee in connection with this Agreement or a Lease Agreement;

          (i) a representation or warranty made by the Lessee to Volvo Finance about the operation or applicability of the Income Tax Assessment Act 1936 proving to be incorrect as a reasonably foreseeable consequence of that representation or warranty being incorrect;

          (j) the Lessee having any right, property or interest in or to the Equipment; or

          (k) any act by Volvo Finance in reliance on any communication purporting to be from the Lessee or to be given on behalf of the Lessee,

          including, without limitation, liability, loss, costs, charges or expenses on account of funds borrowed, contracted for or used to fund any amount payable under this Agreement or a Lease Agreement and including in each case, without limitation, legal costs and expenses on a full indemnity basis or solicitor and own client basis, whichever is the higher.

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                                                                         Page 21

10.2 The Lessee shall indemnity each controller (as defined in the Corporations Law), attorney appointed under clause 18 and Authorised Representative of Volvo Finance against liability, loss, cost and expense caused or contributed to by anything Volvo Finance is indemnified against under clause 10.1 and Volvo Finance holds the benefit of clause 10.1 for those persons.

10.3      If there is any deficiency between:

          (a) an amount payable by the Lessee under this Agreement or a Lease Agreement which is received by Volvo Finance in a currency other than the currency payable under this Agreement or that Lease Agreement because of a judgment, order or otherwise; and

          (b) the amount produced by converting the payment received from the currency in which it was paid into the currency in which it was agreed to be paid,

          the Lessee shall pay to Volvo Finance the deficiency and any loss, costs or expenses resulting from it.

10.4 Each indemnity in this Agreement and a Lease Agreement is a continuing obligation, separate and independent from the other obligations of the Lessee and survives the termination of this Agreement or that Lease Agreement.

10.5 Anything which the Lessee is required to do under this Agreement or a Lease Agreement must be done at the Lessee's cost.

11.  CASUALTY OCCURRENCE

11.1 Until Volvo Finance receives the Equipment in accordance with its Lease Agreement, the Lessee is liable for loss or damage to it.

11.2 If the Equipment is damaged, the Lessee must, unless the damage amounts to a Casualty Occurrence restore the Equipment as far as possible to the same condition that it was in before the damage occurred.

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                                                                         Page 22

11.3      If a Casualty Occurrence occurs before the end of the Term:

          (a)  the Lessee must immediately notify Volvo Finance of that fact;

          (b) the Lessee must on the next date for payment of a Lease Installment pay to Volvo Finance:

               (i) any arrears of Lease installments and the Lease Installment which would have been due on that date;

               (ii)    the Termination Value on that date of the Equipment; and

               (iii) any other money then due and payable by the Lessee to Volvo Finance under the Lease Agreement;

          (c) the Lease Agreement terminates on the date on which the payment under clause 11.3(b) is made; and

          (d) Volvo Finance may vary or replace any agreement it has entered into for funding or hedging its exposure under the Lease Agreement.

11.4 If Lessee complies with clauses 11.3(a) and (b) in free and clear funds, Volvo Finance will promptly refund to the Lessee any amount which Volvo Finance receives from an insurer or another person as a result of the Casualty Occurrence.

12.  EVENT OF DEFAULT

12.1      Each of the following is an Event of Default:

          (a) Volvo Finance executes this Agreement or a Lease Agreement and the Lessee refuses to obtain or take delivery of the Equipment or to give Volvo Finance an acknowledgment of delivery of the Equipment within 7 days from the date on which delivery of the Equipment becomes available;

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                                                                         Page 23

          (b) the Lessee returns the Equipment to Volvo Finance before the expiration of the Term;

          (c) the Lessee breaches any provision of this Agreement or a Lease Agreement which in the opinion of Volvo Finance might prejudice the safety or condition of the Equipment or Volvo Finance's ability to recover it;

          (d) Volvo Finance becomes entitled to retake possession of any goods from the Lessee in respect of any other leasing or hire purchase transaction;

          (e) the Lessee does not pay any money due for payment by it under this Agreement or a Lease Agreement within 7 days of its due date;

          (f) the Lessee does not comply with any other obligation under this Agreement or a Lease Agreement and if that default is capable of rectification:

               (i) it is not rectified within 10 Business Days (or any other longer period agreed by Volvo Finance) of its occurrence; or

               (ii) the Lessee does not during that period take all action which in Volvo Finance's opinion is necessary or desirable to quickly rectify that default;

          (g) a warranty, representation or statement made or deemed to be made by the Lessee in this Agreement or a Lease Agreement or any document contemplated by or relating to this Agreement or that Lease Agreement is untrue or misleading in any material respect;

          (h) this Agreement or a Lease Agreement is void, voidable or otherwise unenforceable by Volvo Finance or is claimed to be so by the Lessee;

          (i) it is unlawful for the Lessee to comply with any of its obligations under this Agreement or a Lease Agreement or it is claimed to be so by the Lessee;

          (j) a default or event occurs which is or is taken to be a default or an event of default by or in relation to a person (other than Volvo Finance) under an agreement between the Lessee and Volvo Finance;

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                                                                         Page 24

          (k) a distress, attachment or execution is levied or becomes enforceable against any property of the Lessee;

          (l)  an authorisation necessary to enable:

               (i) the Lessee to comply with its obligations under this Agreement or a lease Agreement or carry on its principal business or activity; or

               (ii) Volvo Finance to exercise its rights under this Agreement or a Lease Agreement,

               ceases to be in full force and effect;

          (m) an event or series of events whether related or not, including, without limitation, any material adverse change in the property or financial condition of the Lessee, occurs which has or is likely to have a Material Adverse Effect;

          (n) the Lessee ceases or threatens to cease to carry on its business or a substantial part of its business;

          (o) a person who holds a Security Interest over property of the Lessee becomes entitled to exercise a right under that Security Interest against the property to recover any money the payment of which is secured by that Security Interest or enforce any other obligation the compliance with which is secured by it;

          (p) the Lessee enters into or takes any action to enter into an arrangement (including a scheme of arrangement), composition or compromise with, or assignment for the benefit of, all or any class of the Lessee's creditors or members or a moratorium involving any of them;

          (q) the Lessee is or states that it is unable to pay from its own money its debts when they fall due for payment;

          (r) the appointment of a receiver or receiver and manager in respect of the property of the Lessee;

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                                                                         Page 25

          (s)  if the Lessee is a natural person:

               (i) a petition for the making of a sequestration order against the estate of the Lessee is presented or the Lessee presents a petition against himself or herself;

               (ii)    the Lessee presents a declaration of intention under
                       section 54A of the Bankruptcy Act 1966; or

               (iii)   the Lessee dies; or

          (t)  if the Lessee is a corporation:

               (i) the appointment of an administrator, provisional liquidator, liquidator or person having a similar or analogous function under the laws of any relevant jurisdiction in respect of it or any action is taken to appoint any such person if not set aside or stayed within 14 days;

               (ii) an application or order is made for its winding up or dissolution or a resolution is passed or any steps are taken to pass a resolution for its winding up or dissolution if not set aside or stayed within 14 days;

               (iii) its dissolution or a notice under section 572 of the Corporations Law is given to the Lessee;

               (iv) it is taken to be insolvent or unable to pay its debts under any applicable legislation;

               (v) anything analogous to or of a similar effect to anything described above under the law of any relevant jurisdiction occurs;

               (vi) it reduces or takes any action to reduce its capital other than by the redemption of redeemable preference shares;

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                                                                         Page 26

               (vii) it passes or takes any action to pass a resolution of the type referred to in section 188(2) or section 205(10) of the Corporations Law;

               (viii) it buys or takes any action to buy shares in itself, other than the insertion in its articles of association of a provision to the effect that it may buy ordinary shares in itself;

               (ix) an investigation is instituted under the Corporations Law or other legislation into or an inspector is appointed to investigate its affairs; or

               (x)

                       (A) the person who Controls or group of persons who acting together Control it, cease to have that Control;

                       (B) if it is a Subsidiary, it ceases to be a Subsidiary of the company which is its Holding Company at the date of this Agreement or a company ceases to be a Subsidiary of the Lessee.

12.2      If the Lessee does not:

          (a) pay within 7 days of its due date any money payable under this Agreement or a Lease Agreement;

          (b) in relation to this Agreement or a Lease Agreement, comply with its obligations under clauses 4.1, 6 (other than clause 6.1(c)), 7 and 8; or

          (c) in relation to this Agreement or a Lease Agreement, comply with its obligations under clause 6.1 (c) with the result that any of the Events of Default contained in clause 12.1 (other than clauses 12.1(f)) occurs, then it repudiates this Agreement and each Lease Agreement.

          This clause does not mean that it is not possible for the Lessee to repudiate this Agreement or a Lease Agreement in other ways.

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                                                                         Page 27

12.3
          (a) If the Lessee repudiates this Agreement and each Lease Agreement, Volvo Finance may accept the Lessee's repudiation by notice to the Lessee terminating this Agreement and each Lease Agreement.

          (b) If Volvo Finance gives the Lessee a notice under clause 12.3(a), the Lessee must immediately return to Volvo Finance in accordance with clauses 13.1(a)(i) to (iv) inclusive and, if the Lessee fails to do so, Volvo Finance may repossess the Equipment the subject of each terminated Lease Agreement. Volvo Finance will use its best endeavours to sell that Equipment by public auction with or without reserve or by private treaty or alternatively, in its absolute discretion, obtain an independent valuation of that Equipment at its fair wholesale value.

               The Lessee must, in respect of each terminated Lease Agreement, indemnify Volvo Finance for any loss following that termination, in the amount provided for in clause 12.5.

12.4
          (a) If there is a breach of a term which does not constitute a repudiation, Volvo Finance may terminate this Agreement and each Lease Agreement by notice to the Lessee.

          (b) If Volvo Finance gives the Lessee a notice under clause 12.4(a), the Lessee must immediately return to Volvo Finance in accordance with clauses 13.1(a)(i) to (iv) inclusive and, if the Lessee fails to do so, Volvo Finance may repossess the Equipment the subject of each terminated Lease Agreement. Volvo Finance will use its best endeavours to sell that Equipment by public auction with or without reserve or by private treaty or alternatively, in its absolute discretion, obtain an independent valuation of that Equipment at its fair wholesale value. The Lessee must, in respect of each terminated Lease Agreement, indemnify Volvo Finance for any loss following that termination, in the amount provided for in clause 12.5.

12.5 The amount which Volvo Finance may recover as provided in clauses 12.3(b) and 12.4(b) is:

          (a) the Termination Value of each item of Equipment on the date of the termination notice;

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                                                                         Page 28

          (b) any arrears of Lease installments and any Lease Installment which would have been due on the date of the termination notice;

          (c) any other money then due and payable by the Lessee to Volvo Finance under this Agreement and each terminated Lease Agreement,

          less:

          (d) the gross proceeds of sale of each item of Equipment or the amount of the valuation, as the case may be, less all costs and expenses incurred by Volvo Finance in selling or obtaining a valuation of that item; and

          (e) the amount of Lease installments (if any) which have been paid in advance at the date of termination.

12.6      For the purposes of clause 12.5:

          (a)  where an item of Equipment:

               (i) is not sold within one month after first being offered for sale then the proceeds of sale and the value of that item will be deemed to be the wholesale value of that item as determined in good faith by Volvo Finance; or

                       for any reason does not come into possession of Volvo Finance within one month after the date of the notice given under clauses 12.3(a) or 12.4(a), as the case may be, then the proceeds of sale and the value of ithat item will be deemed to be zero; and

               (b) a reference to a Lease Installment and the Termination Value excludes any Lease Installment and Termination Value payable for or applicable to (as determined by Volvo Finance) an item of Equipment which at the date of the termination Volvo Finance had not become liable to acquire from its supplier.

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                                                                         Page 29

13.  RETURN OF EQUIPMENT

13.1
          (a) On the date on which the last Lease Installment is payable under a Lease Agreement (or such other date as is agreed between Volvo Finance and the Lessee for that Lease Agreement), the Lessee must immediately return the Equipment the subject of that Lease Agreement to Volvo Finance:

               (i) in accordance with the terms and conditions of its Lease Agreement including, without limitation, clauses 6.2, 6.4 and 8.6 of this Agreement;

               (ii) in good working order and repair (fair wear and tear excepted);

               (iii) at any place in the Relevant Jurisdiction which Volvo Finance directs; and

               (iv) together with all accompanying materials and documents and the certificate of registration and, if Volvo Finance requests, a signed transfer of that registration certificate to any person Volvo Finance nominates.

          (b) If the Lessee does not return the Equipment to Volvo Finance in accordance with clause 13.1(a):

               (i) the Lessee must pay to Volvo Finance by way of liquidated damages for detention, for each day that the failure continues, an amount equal to the daily equivalent of the average Lease Installment payable during the Term; and

               (ii) Volvo Finance may, but without any obligation to do so, repossess the Equipment at any time during that unauthorised detention.

13.2
          (a) If the Lessee returns the Equipment to Volvo Finance in accordance with clause 13.1(a), Volvo Finance will use its best endeavours to sell the Equipment by public auction with or without reserve or by private treaty or alternatively, in its absolute discretion, obtain an independent valuation of that Equipment at its fair wholesale

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                                                                         Page 30

               value. The Lessee must indemnify Volvo Finance for any loss following that return, in the amount provided for in clause 13.2(b).

          (b) The amount which Volvo Finance may recover as provided in clause 13.2(a) is:

               (i) the Residual Value of each item of Equipment on the date of its return;

               (ii)    any arrears of Lease installments;

               (iii) any other money then due and payable by the Lessee to Volvo Finance under the relevant Lease Agreement,

               less the gross proceeds of sale of each item of Equipment or the amount of the valuation, as the case may be, less all costs and expenses incurred by Volvo Finance in selling or obtaining a valuation of that item.

          (c)  For the purposes of clause 13.2(b) where an item of Equipment;

               (i) is not sold within one month after first being offered for sale then the proceeds of sale and the value of that item will be deemed to be the wholesale value of that item as determined in good faith by Volvo Finance; or

               (ii) for any reason does not come into possession of Volvo Finance within one month after the date on which the last Lease Installment is payable under its Lease Agreement (or such other date as is agreed between Volvo Finance and the Lessee for that Lease Agreement), then the proceeds of sale and the value of that item will be deemed to be zero.

13.3 If on the date referred to in clause 13.1(a) Volvo Finance consents to the Lessee remaining in possession of an item of Equipment, clauses 13.1(b) and 13.2 will only come into operation upon the termination of that extended possession. The extended possession will be on a monthly basis at a monthly rent equal to the last Lease Installment payable under the relevant Lease Agreement. The Lessee shall observe and perform the terms of this Agreement and the relevant Lease Agreement as far as applicable in connection with that

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                                                                         Page 31

          extended possession. The extended possession is subject to termination by one month's notice by Volvo Finance or the Lessee to the other of them.

13.4 Volvo Finance is not liable to the Lessee in any manner in respect of any failure or delay to recover or in recovering possession of the Equipment.

14.  QUIET POSSESSION

     The Lessee paying the Lease installments reserved and in the manner provided under the Lease Agreement and punctually observing and performing its obligations under the Lease Agreement may peacefully possess and enjoy the Equipment until the expiration of the Term without any disturbance or interruption from Volvo Finance or any other person or persons lawfully entitled to do so but subject to the rights of Volvo Finance contained in this Agreement and the Lease Agreement.

15.  NOTICE

15.1 A notice, demand, certification, process or other communication relating to this Agreement or a Lease Agreement shall be written in English and may be given by an Authorised Representative of the sender.

15.2      In addition to any other lawful means, a communication may be given by:

          (a)  being personally served on a party;

          (b)  being left at the party's current address for service;

          (c) being sent to the party's current address for service by pre-paid ordinary mail or, if the address is outside Australia, by pre-paid airmail; or

          (d)  facsimile to the party's current number for service.

15.3 The address and facsimile details for each party for service are those set out in the Schedule.

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                                                                         Page 32

          Each party may from time to time change its particulars for service by notice to each other party.

15.4      If a communication is given by:

          (a) post it will be deemed received if posted within Australia to an Australian address 3 Business Days after posting and in any other case 10 Business Days after posting by airmail;

          (b) facsimile and the sender's facsimile machine produces a transmission report indicating that the facsimile was sent to the addressee's facsimile, the report will be prima facie evidence that the facsimile was received by the addressee at the time indicated on that report.

15.5      If a communication to Volvo Finance is received by it:

          (a)  after 5.00 p.m.; or

          (b)  on a day which is not a Business Day;

          it will be deemed to have been received on the next Business Day.

15.6 Any process or other document relating to litigation, administrative or arbitral proceedings relating to this Agreement or a Lease Agreement may be served by any method contemplated by this clause 16 or in accordance with any applicable law.

16.  MISCELLANEOUS

16.1 A certificate by Volvo Finance relating to this Agreement or a Lease Agreement is, in the absence of manifest error, conclusive evidence against the Lessee of the matters certified. Volvo Finance is not obliged to give the reasons for its determination or opinion in relation to any matter under this Agreement or a Lease Agreement. A determination or an opinion of an Authorised Representative of Volvo Finance which is given to the Lessee or otherwise expressed or acted upon by Volvo Finance as being a determination or an opinion of Volvo Finance will be deemed to be a determination or opinion of Volvo Finance.

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                                                                         Page 33

16.2 Time is of the essence of any obligation of the Lessee under this Agreement or a Lease Agreement.

16.3      Volvo Finance may maintain records specifying:

          (a) payments made by Volvo Finance for the account of the Lessee under a Lease 3 Agreement;

          (b) payments by the Lessee for the account of Volvo Finance under a Lease Agreement; and

          (c) interest, fees, charges, costs and expenses payable in relation to a Lease Agreement,

          and those records will against the Lessee constitute conclusive evidence, in the absence of manifest error, of the matters set out in them.

16.4 The Lessee shall promptly execute all documents and do all things that Volvo Finance from time to time reasonably requires to:

          (a) effect, perfect or complete the provisions of this Agreement, a Lease Agreement or any transaction contemplated by it;

          (b) establish the priority of or reserve or create any Security Interest contemplated by or purported to be reserved or created by this Agreement or a Lease Agreement; and

          (c) stamp and register this Agreement or a Lease Agreement in any relevant jurisdiction and by any person that Volvo Finance thinks fit.

16.5
          (a) This Agreement and each Lease Agreement may only be varied or replaced by a written document duly executed by Volvo Finance.

          (b) In the event that the Lessee requests a variation ("VARIATION") of the Term or of the Equipment rented under a Lease Agreement, Volvo Finance may in its absolute

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                                                                         Page 34

               discretion agree to such Variation and forward an Acknowledgement of Variation of Agreement to the Lessee setting out the details of any such change. Any Variation shall be effective from the date specified therein and shall be binding on the Lessee when it signs that acknowledgement. In the event that a copy of that acknowledgement signed by the Lessee is not received by Volvo Finance within 7 days of the date of the acknowledgement, Volvo Finance may elect not to be bound by the Variation.

16.6 A right in favour of Volvo Finance under this Agreement or a Lease Agreement, a breach of an obligation of the Lessee under this Agreement or a Lease Agreement or the occurrence of an Event of Default can only be waived by a written instrument signed by Volvo Finance. No other act, omission or delay of Volvo Finance will constitute a waiver. A single or partial exercise or waiver by Volvo Finance of a right relating to this Agreement or a Lease Agreement will not prevent any other exercise of that right or the exercise of any other right. Volvo Finance and its Authorised Representatives will not be liable for any loss, cost or expense of the Lessee caused or contributed to by the waiver of, exercise of, attempted exercise of, failure to exercise or delay in exercising a right and Volvo Finance holds the benefit of this clause 16.6 for itself and its Authorised Representatives.

16.7 The rights of Volvo Finance under this Agreement and each Lease Agreement are cumulative and are in addition to any of its other rights.

16.8 Volvo Finance may conditionally or unconditionally give or withhold any consent to be given under this Agreement or a Lease Agreement and is not obliged to give its reasons for doing so.

16.9      Any present or future legislation which operates:

          (a) to lessen or vary in favour of the Lessee any of its obligations in connection with this Agreement or a Lease Agreement; or

          (b) to postpone, stay, suspend or curtail any rights of Volvo Finance under this Agreement or a Lease Agreement,

          is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

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                                                                         Page 35

16.10 The Lessee acknowledges that the Lessee may have been introduced to Volvo Finance by a broker, agent, dealer or other person and consents to the payment of any proper and lawfully permissible commission by Volvo Finance to such broker, agent, dealer or other person on the Lessee's behalf.

16.11 At its sole discretion Volvo Finance may apply (without notice) any credit balance in any currency in any account of the Lessee with Volvo Finance towards satisfaction of any amount then payable by the Lessee to Volvo Finance under this Agreement or a Lease Agreement, The Lessee authorises Volvo Finance in the name of the Lessee or Volvo Finance to do anything (including, without limitation, to execute any document) that is required for that purpose.

16.12 Volvo Finance may do anything which should have been done by the Lessee under this Agreement or a Lease Agreement but which has not been done or which Volvo Finance considers has not been done properly.

16.13 No option to purchase the Equipment is conferred or implied by this Agreement or its Lease Agreement on the Lessee and there is no option or agreement either express or implied in the Lessee's favour for the sale of the Equipment to the Lessee on the expiration of the Term or at any other time.

17   ATTORNEY

17.1 The Lessee irrevocably appoints Volvo Finance and each of its Authorised Representatives its attorney with the power:

          (a)  at any time to:

               (i) do everything which in the attorney's reasonable opinion is necessary or expedient to enable the exercise of any right of Volvo Finance in relation to this Agreement or a Lease Agreement;

               (ii)    complete this Agreement or a Lease Agreement; and

               (iii) appoint substitutes and otherwise delegate its powers (including this power of delegation); and

          (b) after any Event of Default has occurred, to do all acts and things which the Lessee is obliged to do under this Agreement or a Lease Agreement.

17.2 Any attorney may exercise any right solely for the benefit of Volvo Finance and notwithstanding that the exercise of the right constitutes a conflict of interest or duty. The Lessee by this Agreement ratifies anything done or not done by the attorney pursuant to the power of attorney.

17.3      The power of attorney is granted:

          (a) to secure compliance by the Lessee with its obligations to Volvo Finance under this Agreement and each Lease Agreement; and

          (b) for valuable consideration (receipt of which is acknowledged) which includes entry into this Agreement and each Lease Agreement by Volvo Finance at the Lessee's request.

18.  GOVERNING LAW AND JURISDICTION

18.1 This Agreement and each Lease Agreement are governed by and shall be construed in accordance with the laws of the Relevant Jurisdiction.

18.2 The parties irrevocably and unconditionally submit to the nonexclusive jurisdiction of the courts of the Relevant Jurisdiction and Papua New Guinea and any courts which have jurisdiction to hear appeals from any of those courts and the parties waive any right to object to any proceedings being brought in those courts.

18.3 No action, regardless of form, arising out of this Agreement or a Lease Agreement may be brought by either party more than 2 calendar years after the cause of action has arisen except in the case of non-payment in which event the appropriate statutory limitation to actions for collections will apply.

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                                                                         Page 37

19.  COUNTERPARTS

     This Agreement and each Lease Agreement may consist of a number of counterparts and the counterparts taken together constitute one and the same instrument.

20.  GST

20.1      Definitions

          In clause 20, the expressions "adjustment note", "consideration", "GST", "input tax credit", "recipient" and "taxable supply" have the meanings given to those expressions in the A New Tax System (Goods and Services Tax) Act 1999.

20.2      Sums exclude GST

          Unless otherwise expressly stated, all prices or other sums payable or consideration to be provided under this document are exclusive of GST.

20.3      Reduction of other taxes

          (a) If the introduction of GST is associated with the abolition or reduction of any tax, duty, excise or statutory charge which directly or indirectly affects the net dollar margin of a supplier in respect of any supply made under this document, the consideration (excluding GST) payable for the supply will be varied so that the supplier's net dollar margin in respect of the supply remains the same.

20.4      Responsibility for GST

          (a) Despite any other provision in this document, if GST is imposed on any supply made under this document, the recipient must pay to the supplier an amount equal to the GST payable on the taxable supply.

          (b) If the consideration for the taxable supply is varied under clause 20.3, the GST must be calculated on the varied consideration.

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                                                                         Page 38

          (c) The recipient shall pay the amount referred to in clause 20.4 (a) at the same time that the consideration for the supply is required to be paid under this document, and the recipient shall pay the amount in addition to the consideration.

20.5      Reimbursement of expenses

          If this document requires a party to reimburse any other party for any expense, loss or outgoing ("reimbursable expense") incurred by another party, the amount required to be reimbursed by the first party will be the sum of:

          (a) the amount of the reimbursable expense net of input tax credits (if any) to which the other party is entitled in respect of the reimbursable expense; and

          (b) if the other party's recovery from the first party is a taxable supply, any GST payable in respect of that supply.

20.6      Tax invoice

          The supplier must provide the recipient with a valid tax invoice or an adjustment note at or before the time of payment or variation.

20.7      Adjustment

          If the amount of GST paid or payable by the supplier on any supply made under this document differs from the amount of GST paid by the recipient, because the Commissioner of Taxation lawfully adjusts the value of the taxable supply for the purpose of calculating GST, then the amount of GST paid by the recipient will be adjusted accordingly by a further payment by the recipient to the supplier of the supplier to the recipient, as the case requires.

EXECUTED as an agreement

                                 EXECUTION PAGE

EXECUTION BY LESSEE

(CORPORATE LESSEE)

The Lessee certifies that below are the signatures of each Authorised Representative of the Lessee:

Name                   Position held               Signature
Julian Tamby-Rajah     Director                /s/ J. Tamby-Rajah
Barry Colin Boutho     Director                /s/ B. Boutho

THE COMMON SEAL of DOME RESOURCES
N.L. was affixed in the presence of:

/s/ Barry Colin Boutho                  Director
Barry Colin Boutho                      Name of Director
/s/ Julian Tamby-Rajah                      Secretary/ Director
Julian Tamby-Rajah                      Name of Secretary/ Director


EXECUTION BY VOLVO FINANCE


SIGNED for and on behalf of VOLVO TRUCK             /s/ D. Elloit
FINANCE AUSTRALIA PTY LIMITED by its                -------------------------
Authorised Representative, David Elliott,           Authorised representative
in the presence of:

/s/ Wayne Manley                                    Witness

Wayne Manley                                        Name of Witness (print)


[LAST SIGNED 1 NOVEMBER 2000]

                                   SCHEDULE 1

     VOLVO FINANCE

                          OFFER - MASTER FINANCE LEASE

     Contract No. 5147

To: VOLVO TRUCK FINANCE AUSTRALIA PTY LIMITED ABN 83 071 774 233 ("VOLVO FINANCE"), 350 Eastern Valley Way, Chatswood NSW 2067
     Telephone: (02) 9903-9200
     Facsimile: (02) 9903 9222

     The person or persons named in item 1 of the Schedule ("LESSEE") offer to lease from Volvo Finance the Equipment described in item 3 of the Schedule upon and subject to the terms and conditions set out below and contained in the Master Finance Lease dated 1 November 2000 between Volvo Finance and the Lessee.

                                    SCHEDULE

1. Name of Lessee: Dome Resources N.L. (ACN 086 277 616)
Address: Level 4, South Shore Centre, 83 South Perth Esplanade, South Perth - WA6151

Telephone:                                                        2. State:-NSW

Facsimile:

3. Description of Equipment

------------------------------------------------------------------------------------
Make               Equipment        Year        Body Type       Colour    Engine No.
Volvo              Type/Model       2000        Articulated               130562
                   A25C 6x6                     Dump Truck
------------------------------------------------------------------------------------

Chassis No. 12590                               Reg. No.             Kilometres
                                                N/A

------------------------------------------------------------------------------------
Make               Equipment        Year        Body Type       Colour    Engine No.
Volvo              Type/Model       2000        Articulated               131781
                   A25C 6x6                     Dump Truck
------------------------------------------------------------------------------------

Chassis No. 12632                Reg. No.                       Kilometres
                                 N/A

Options/Accessories

Address where Equipment will normally be garaged or kept:
Australia and Tolukuma gold mine PNG

Residual Value:
$53,732.60

4. Term: 36 months from the date of this offer -1 November 2000

5. LEASE INSTALLMENTS;
The Total Lease Installments must be paid as follows:
(1) The First Lease Installment is $16,411.91 comprising $16,112.05 rent with $290.02 stamp duty and $9.84 FID.
(2) Each subsequent Lease Installment must be paid by 35 monthly Installments of $16,411.91 each, comprising $16,112.05 rent with $290.02 stamp duty and $9.84 FID.
The First Lease Installment must be paid on the date of this offer and each subsequent Lease Installment must be aid on the same day in each succeeding month.

SPECIAL TERMS AND CONDITIONS

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                                                                         Page 42

The Lessee, and if more than one, each Lessee:

1    acknowledges having received from Volvo Finance PRIOR to signing this
     Offer:

     (a)  a copy of this Offer and the Schedule; and

     (b)  a copy of the Master Finance Lease;

2 acknowledges that before signing this Offer it has received, read and understands the provisions of this Offer and the Master Finance Lease. The Lessee agrees to be bound by the agreement formed by the acceptance of this Offer, on the terms and conditions set out in this Offer and the Master Finance Lease. To induce Volvo Finance to accept this Offer the Lessee agrees that:

     (a) the provisions of the Master Finance Lease are incorporated in and shall be read and construed as part of this Offer;

     (b) a reference in the Master Finance Lease to an item "of or "in the Schedule" is a reference to the applicable item in the Schedule to this Offer; and

     (c) it will perform and observe the provisions contained in the agreement formed by the acceptance of this Offer and the Master Finance Lease.

3 declares that the Lessee has thoroughly examined the Equipment and depended on the Lessee's own judgment;

4    declares that the Lessee is not insolvent or bankrupt;

DATE OF THIS OFFER: 1 NOVEMBER 2000

EXECUTION BY LESSEE

[CORPORATE LESSEE)

SIGNED for and on behalf of DOME
RESOURCES N.L by its Authorised                 Authorised representative
Representative in the presence of:

______________________                          Witness

______________________                          Name of Witness (print)


EXECUTION BY VOLVO FINANCE


SIGNED for and on behalf of VOLVO
TRUCK FINANCE AUSTRALIA PTY                     Authorised representative
LIMITED by its Authorised Representative in the presence of:

______________________                          Witness

______________________                          Name of Witness (print)